Kingstone Companies, Inc.

Headline: Kingstone Schedules 2020 First Quarter Financial Results and Conference Call

Date: 04-29-2020

KINGSTON, N.Y.--(BUSINESS WIRE)--

Kingstone Companies, Inc. (Nasdaq: KINS) (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, announced today that it will hold its 2020 First Quarter financial results conference call for analysts and investors on Friday, May 8, 2020 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Thursday, May 7th.

The details of the conference call and webcast are as follows:
Date: Friday May 8, 2020
Time: 8:30 a.m. Eastern Time

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:
The call will be simultaneously webcast over the internet and can be accessed via the following link fifteen minutes prior to the call:

Kingstone Companies Q1 2020 Financial Results Conference Call Webcast
The webcast will be archived and accessible for approximately 30 days.

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”). KICO is a multi-line carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products, as well as Physical Damage Only coverage to taxi, limousine, and transportation network vehicle owners in New York State. Actively writing in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut, Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

View source version on businesswire.com: https://www.businesswire.com/news/home/20200429005101/en/

INVESTOR RELATIONS CONTACT:
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319